UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, Kindred Healthcare, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). As set forth below, at the Annual Meeting, the Company’s shareholders voted to approve the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated (the “2011 Stock Incentive Plan”). A summary of the material terms of the 2011 Stock Incentive Plan is set forth on pages 67-76 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2014 (the “Proxy Statement”) and is incorporated by reference herein. The description of the material terms of the 2011 Stock Incentive Plan is qualified by reference to the full text of the 2011 Stock Incentive Plan, which is included as Appendix A to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting (held May 22, 2014), the Company’s shareholders voted to elect the following board members to terms expiring at the Company’s 2015 Annual Meeting of Shareholders: Joel Ackerman, Jonathan D. Blum, Thomas P. Cooper, M.D., Paul J. Diaz, Heyward R. Donigan, Richard Goodman, Christopher T. Hjelm, Frederick J. Kleisner, John H. Short, Ph.D. and Phyllis R. Yale.

In addition to electing directors, the Company’s shareholders approved the Company’s executive compensation program, and the 2011 Stock Incentive Plan, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014 and approved a shareholder proposal from the Firefighters’ Pension System of the City of Kansas City, Missouri Trust requesting the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits exceeding a certain specified amount.

The final voting results on these matters were as follows:

1.	Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes
a. Joel Ackerman	46,569,392	2,367,691	144,170	2,241,448

b. Jonathan D. Blum	46,569,633	2,367,317	144,303	2,241,448

c. Thomas P. Cooper, M.D.	47,755,262	1,179,925	146,066	2,241,448

d. Paul J. Diaz	48,146,950	789,668	144,635	2,241,448

e. Heyward R. Donigan	48,268,074	666,223	146,956	2,241,448

f. Richard Goodman	48,262,584	675,885	142,784	2,241,448

g. Christopher T. Hjelm	48,131,177	803,649	146,427	2,241,448

h. Frederick J. Kleisner	46,582,358	2,352,468	146,427	2,241,448

i. John H. Short, Ph.D.	48,145,741	791,291	144,221	2,241,448

j. Phyllis R. Yale	46,590,292	2,349,226	141,735	2,241,448

2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2014 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
44,897,186	3,897,576	286,491	2,241,448

3.	Proposal to approve the 2011 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
41,435,577	7,497,252	148,424	2,241,448

4.	Proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

For	Against	Abstain	Broker Non-Votes
50,590,286	592,122	140,293	—

5.	Shareholder proposal requesting the Company’s Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits exceeding a certain specified amount:

For	Against	Abstain	Broker Non-Votes
35,914,538	13,009,800	156,915	2,241,448

Item 8.01. Other Events.

Incorporated by reference is a press release issued by the Company on May 22, 2014 announcing the vote results from the Annual Meeting, which is attached hereto as Exhibit 99.1. Also on May 22, 2014, the Company issued an additional press release announcing that Phyllis R. Yale has been named Chair of the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release (annual meeting) dated May 22, 2014.

Exhibit 99.2	Press release (Yale) dated May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Kindred Healthcare, Inc.

Date: May 23, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary